As filed with the Securities and Exchange Commission on February 27, 2024
Registration No. 333-277222
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
UNDER
THE SECURITIES ACT OF 1933
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Chisholm Trail, Suite 300
Round Rock, TX 78681
(512) 238-9840
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Deanna H. Lund
Executive Vice President and Chief Financial Officer and Director
Kratos Defense & Security Solutions, Inc.
10680 Treena Street, Suite 600
San Diego, California 92131
(858) 812-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
William R. Wyatt
Jason R. Schendel
Seth A. Lemings
Sheppard, Mullin, Richter & Hampton LLP
1540 El Camino Real, Suite 120
Menlo Park, CA 94025
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-277222) filed by Kratos Defense & Security Solutions, Inc. (the “Company”) with the SEC on February 21, 2024 (the “Registration Statement”) is filed solely to update Exhibit 107 which was attached as an exhibit to the Company’s final prospectus supplement filed with the SEC on February 23, 2024 (the “Final Prospectus Supplement”) to reflect the issuance and sale of an additional 2,500,000 shares of the Company’s common stock, par value $0.001 per share, following exercise of an over-allotment option granted to the underwriters of the public offering of the Company’s common stock referred to in the Final Prospectus Supplement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is omitted from this filing. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
4.1†	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc., as amended.
4.2†	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc., as amended.
4.3†	Specimen Stock Certificate.
4.4†	Form of Senior Indenture.
4.5†	Form of Subordinated Indenture.
4.6*	Form of Senior Note.
4.7*	Form of Subordinated Note.
4.8*	Form of Warrant Agreement.
4.9*	Form of Unit Agreement.
5.1†	Opinion of Counsel, Sheppard, Mullin, Richter & Hampton LLP.
23.1†	Consent of Counsel, Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 5.1 to this Registration Statement).
23.2†	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
24.1†	Power of Attorney
25.1*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
25.2*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
107**	Filing Fee Table
_______________
*To be filed, if necessary, as an exhibit to a current report of the registrant on Form 8-K or other document to be incorporated herein by reference.
**Filing herewith
†Previously filed

Item 17. Undertakings.
a)The undersigned registrant hereby undertakes:
1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5)That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 27, 2024.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Eric M. DeMarco
Eric DeMarco
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Eric M. DeMarco	President, Chief Executive Officer and Director	February 27, 2024
Eric DeMarco	(Principal Executive Officer)

/s/ Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	February 27, 2024
Deanna H. Lund

*	Vice President and Corporate Controller	February 27, 2024
Maria Cervantes de Burgreen	(Principal Accounting Officer)

*	Director	February 27, 2024
Scott Anderson

*	Director	February 27, 2024
Bradley Boyd

*	Director	February 27, 2024
Daniel Hagen

*	Director	February 27, 2024
William Hoglund

*	Director	February 27, 2024
Scot Jarvis

*	Director	February 27, 2024
Amy Zegart

* By:	/s/ Deanna H. Lund
Deanna H. Lund,
as Attorney-in-Fact
II-4